                                                                    EXHIBIT 10.4

                        FOUNDER STOCK PURCHASE AGREEMENT

         THIS FOUNDER STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 10th day of April, 1999, by and among BPO-US, INC., a Delaware corporation (the "Company"), JAMES MADDEN, an individual (the "Purchaser"), and General Atlantic Partners, LLC, a Delaware limited liability company ("GAP").

         WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to the Purchaser, and the Purchaser proposes to purchase from the Company, 9,840 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") for a purchase price of $4.00 per share.

         NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Purchase and Sale of Common Stock.

            (a) Purchase and Sale of Common Stock. Subject to the terms hereof, the Company shall sell to the Purchaser and the Purchaser shall purchase from the Company, subject to the provisions of Section 3 hereof, Nine Thousand Eight Hundred Forty (9,840) shares of Common Stock (the "Shares") at a purchase price of $4.00 per share (the "Purchase Price") for an aggregate purchase price of $39,360.

            (b) Payment of Purchase Price. Upon execution of this Agreement, the Purchaser shall deliver to the Company the aggregate Purchase Price for the Shares and a duly executed blank Assignment Separate from Certificate in the form attached hereto as Exhibit A and, upon receipt thereof, the Company shall issue a certificate evidencing the Shares in the name of the Purchaser, to be held in escrow until expiration of the Company's Repurchase Right as described in Section 3 hereof.

         2. Transfer Restrictions.

            (a) Restriction on Transfer. The Purchaser shall not transfer, assign, encumber or otherwise dispose of any Shares unless and until there is compliance with all of the following requirements:

                (i) the Purchaser shall have provided the Company with a written summary of the terms and conditions of the proposed disposition;

               (ii) the Purchaser shall have complied with all requirements of this Agreement or any other agreement to which the Purchaser is a party that is applicable to the disposition of the Shares; and

              (iii) the Purchaser shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that (a) the proposed disposition does not require registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act") or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

         The Company shall not be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the Purchaser of the Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

         3. Rights to Purchase Unvested Shares.

            (a) Company Repurchase Right. In the event that the Purchaser's employment with the Company, or one or more of its parent or subsidiary corporations, terminates, for any reason, the Company shall have the right (the "Company Repurchase Right"), exercisable at any time during the thirty (30) day period following the date that Purchaser's employment with the Company is terminated (the "Company Repurchase Right Period"), to repurchase, at the Purchase Price per share paid by the Purchaser pursuant to this Agreement (the "Repurchase Price"), all or any portion of the Unvested Shares in which the Purchaser has not yet acquired a vested interest (as calculated in accordance with Section 3(d) below) as of the date that Purchaser's employment with the Company is terminated (the "Termination Date"). The Company Repurchase Right shall be exercisable by written notice delivered to the Purchaser and to GAP prior to the expiration of the Company Repurchase Right Period, which notice shall indicate the number of Unvested Shares to be repurchased by the Company. The failure of the Company to exercise the Company Repurchase Right within the Company Repurchase Right Period shall be deemed to be a waiver of the Company Repurchase Right, provided that the Company may waive its rights under this
Section 3(a) prior to the expiration of the Company Repurchase Right Period by giving written notice to the Purchaser, with a copy to GAP.

            (b) GAP Purchase Right. If the Company does not elect to purchase all of the Unvested Shares in which Purchaser has not yet acquired a vested interest (calculated in accordance with Section 3(d) below) as of the Termination Date pursuant to Section 3(a), then for a period of thirty (30) days after the earlier to occur of (i) the expiration of the Company Repurchase Right Period pursuant to Section 3(a) and (ii) the date upon which the Purchaser shall have received written notice from the Company of its exercise of the Company Repurchase Right pursuant to Section 3(a) or its waiver thereof (the "Purchase Right Period"), then GAP shall have the right (the "GAP Purchase Right") to purchase any remaining Unvested Shares at the Repurchase Price. The GAP Purchase Right shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Purchase Right Period, to the Purchaser with a copy to the Company, which notice shall indicate the number of Unvested Shares to be purchased by GAP. The failure of GAP to respond within the Purchase Right Period to the Purchaser shall be deemed to be a waiver of the GAP Purchase Right, provided that GAP may waive its rights under this Section 3(b) prior to the expiration of such Purchase Right Period by giving written notice thereof to the Purchaser, with a copy to the Company.

            (c) Closing. The closing of the repurchase of Unvested Shares under
Section 3(a) and/or the purchase of Unvested Shares by GAP under Section 3(b) shall be held at the executive office of the Company at 10:00 a.m., local time, on the 30th day after (i) the giving by the Company of the notice contemplated by Section 3(a), if the Company has proposed to repurchase all of the Unvested Shares, or (ii) the earlier of (x) the giving by GAP of the notice contemplated by Section 3(b) and (y) the expiration of the 30-day Purchase Right Period or at such other time and place as the parties to the transaction may agree. At such closing, the Purchaser shall deliver certificates representing the Unvested Shares, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any. If the certificates representing Unvested Shares are held in escrow, the Company shall release such certificates from escrow at the closing so that the Purchaser may endorse such certificates for transfer. The Company and/or GAP, as the case may be, purchasing Unvested Shares shall deliver at the closing payment of the purchase price in full in immediately available funds for the Unvested Shares purchased by it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

            (d) Termination of Company Repurchase Right and GAP Purchase Right. The Company Repurchase Right and GAP Purchase Right shall initially apply to Eight Thousand Eight Hundred Fifteen (8,815) of the Shares (the "Unvested Shares"), but shall lapse with respect to any and all Unvested Shares in which the Purchaser acquires a vested interest. For purposes of this Agreement, the Purchaser shall acquire a vested interest in, and accordingly the Company Repurchase Right and GAP Purchase Right shall lapse with respect to, the Unvested Shares in a series of forty-three (43) successive equal monthly installments upon the Purchaser's completion of each additional month of employment with the Company over the forty-three (43) month period measured from the date of this Agreement. Notwithstanding the foregoing, the following provisions shall apply in the event that the Purchaser's employment with the Company terminates:

                (i) If the Purchaser's employment with the Company is terminated by the Company for Cause (as defined below), or if the Purchaser voluntarily terminates his employment with the Company, the Purchaser shall forfeit his right to vest in any Unvested Shares in which he has not yet acquired a vested interest as of the Termination Date;

                (ii) If the Purchaser's employment with the Company is terminated by the Company for any reason other than Cause, including by reason of the death or disability of the Purchaser, he will vest in 50% of all Unvested Shares in which he has not yet acquired a vested interest as of the Termination Date.

For the purpose of the foregoing, termination for "Cause" shall mean any involuntary cessation of employment of the Purchaser effected by reason of (i) chronic alcoholism or drug addiction; (ii) financial dishonesty, including, without limitation, misappropriation of funds or property of the Company, or any attempt by the Purchaser to secure any personal profit related to the business and the business opportunities of the Company without the informed approval of the Board of Directors of the Company; (iii) a repeated refusal to comply with reasonable directives of the Board of Directors of the Company, which has not been cured by the Purchaser, as determined by the Board of Directors, within two
(2) days of written notice thereof given by the Board of Directors to the Purchaser; (iv) the recklessness or willful misconduct in the performance of, or the continuing neglect in the performance of, duties reasonably assigned to the Purchaser by the Board of Directors of the Company, which has not been cured by the Purchaser, as determined by the Board of Directors, within two (2) days of written notice thereof given by the Board of Directors to the Purchaser; or
(v) the conviction of the Purchaser for any felony or any misdemeanor involving moral turpitude or fraud.

         4. Additional Shares or Substituted Securities. In the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding Common Stock as a class without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed to the Purchaser with respect to the Shares shall be immediately subject to the Company Repurchase Right and GAP Purchase Right to the extent such Shares are Unvested Shares. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Unvested Shares for all purposes relating to the Company Repurchase Right and GAP Purchase Right, and the Company (or its successor) may require the establishment of an escrow account for any property or money (other than regular cash dividends) distributed with respect to the Shares covered by the Company Repurchase Right and GAP Purchase Right in order to facilitate the exercise of such rights. Appropriate adjustments shall also be made to the price per share to be paid upon the exercise of the Company Repurchase Right and/or GAP Purchase Right in order to reflect the effect of any such transaction upon the Company's capital structure; provided, however, that the aggregate Repurchase Price shall remain the same.

         5. Representations and Warranties of the Purchaser.

            (a) Investment Intent. This Agreement is made with the Purchaser in reliance upon his representation to the Company, which by the Purchaser's acceptance hereof Purchaser confirms, that the Shares have been acquired with the Purchaser's own funds for investment for an indefinite period for the Purchaser's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations, to such person or to any third person, with respect to any of the Shares.

            (b) Restricted Securities. The Purchaser understands that the Shares have not been registered under the 1933 Act, on the ground that the sale provided for in this Agreement is exempt from the registration requirements of the 1933 Act, and that the Company's reliance on such exemption is predicated on his representations set forth herein. The Purchaser understands that if the Company does not register the Shares with the Securities and Exchange Commission pursuant to sections 12 or 15 of the Securities Exchange Act of 1934, as amended, or if a registration statement covering the Shares (or a filing pursuant to the exemption from registration under Regulation A of the 1933 Act) under the 1933 Act is not in effect when the Purchaser desires to sell the Shares, the Purchaser may be required to hold the Shares for an indeterminate period. The Purchaser also acknowledges that the Purchaser understands that the Shares are not currently eligible for resale under Rule 144 and that any future sale of the Shares that might be made by the Purchaser in reliance upon Rule 144 under the 1933 Act may be made only in limited amounts in accordance with the terms and conditions of that rule and that the

Purchaser may not be able to sell the Shares at the time or in the amount the Purchaser so desires. The Purchaser is familiar with Rule 144 and understands that the Shares constitute "restricted securities" within the meaning of that Rule.

            (c) Investment Experience. In connection with the investment representations made herein the Purchaser represents that he is able to fend for himself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment, has the ability to bear the economic risks of his investment and has been furnished with and has had access to such information as he has requested and deems appropriate to his investment decision.

         6. Legends. All certificates representing Shares shall have endorsed thereon the following legends:

            (i) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FOUNDER STOCK PURCHASER AGREEMENT WHICH INCLUDES A REPURCHASE RIGHT IN FAVOR OF THE COMPANY. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

            (ii) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF SUCH SECURITIES THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN FULL COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS SOLD IN COMPLIANCE WITH RULE 144 UNDER SUCH ACT."

            (iii) Any other legend required to be placed thereon by applicable state laws.

         7. Escrow of Shares.

            (a) Escrow Holder. Any Unvested Shares in which the Purchaser has not acquired a vested interest shall be held in escrow by the Secretary of the Company, as escrow holder ("Escrow Holder"), along with an Assignment Separate from Certificate executed by the Purchaser in blank in the form attached hereto as Exhibit A, until expiration of the Company's Repurchase Right and GAP Purchase Right.

            (b) Instructions to Escrow Holder. The Escrow Holder is hereby directed to permit the transfer or repurchase of Shares only in accordance with this Agreement upon instructions signed by the Purchaser and an officer of the Company other than the Purchaser. Notwithstanding anything to the contrary set forth in this Agreement, if the Company Repurchase Right and/or GAP Purchase Right is exercised, the Escrow Holder is hereby authorized to take all necessary and appropriate action, including, without limitation, the completion and delivery to the Company and/or GAP of Exhibit A hereto, to effect the purposes of this Agreement. In the event that further instructions are desired by the Escrow Holder, he or she shall be entitled to rely upon directions executed by an officer of the Company other than the Purchaser. The Escrow Holder shall have no liability for any act or omission hereunder while acting in good faith in the exercise of his or her own judgment. Upon lapse of the Company Repurchase Right and GAP Purchase Right with respect portions of the Unvested Shares in which the Purchaser acquires a vested interest pursuant to Section 3(d) hereof, the Escrow Holder shall, upon the Purchaser's request, promptly cause a new certificate to be issued for such released Unvested Shares and shall deliver such certificate to the Purchaser. Upon lapse of the Company Repurchase Right and GAP Purchase Right with respect to all of the Unvested Shares, the Escrow Agent shall deliver to the Purchaser all documents, securities or other property belonging to the Purchaser, and shall be discharged of all further obligations hereunder.

            (c) Rights of the Stockholder. Subject to the terms hereof, the Purchaser shall have all the rights of a stockholder with respect to Unvested Shares while such shares are held in escrow, including without limitation the right to vote the Unvested Shares and receive any cash dividends declared thereon.

         8. Miscellaneous.

            (a) Further Instruments and Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

            (b) No Employment or Service Contract. Nothing in this Agreement shall confer upon the Purchaser any right to continue his employment with the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser) or of the Purchaser, which rights are hereby expressly reserved by each, to terminate the Purchaser's employment at any time for any reason, with or without Cause.

            (c) Cancellation of Shares. If the Company shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such Shares are to be repurchased shall no longer have any rights as a holder of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares shall be deemed purchased in accordance with the applicable provisions hereof, and the Corporation shall be deemed the Purchaser and holder of such Shares, whether or not the certificates therefor have been delivered as required by this Agreement, and such Shares shall be cancelled.

            (d) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his or her address hereinafter shown below his or her signature or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto in accordance with this Agreement.

            (e) Governing Law; Assignment and Enforcement. The Agreement is governed by the internal law of California and shall inure to the benefit of, and be binding upon, the successors and assigns of the Company, including any direct or indirect successor by purchase, merger, consolidation or otherwise to substantially all of the business and/or assets of the Company, and, be binding upon the Purchaser, his heirs, executors, administrators, guardians, successors and assigns. The prevailing party in any action to enforce this Agreement shall be entitled to attorneys' fees and costs. The parties hereby agree that damages are not an adequate remedy for the Purchaser's breach hereof and the Company shall accordingly be entitled to specific performance of this Agreement. The Company may assign the Company Repurchase Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Company.

            (f) Entire Agreement; Amendments. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, written or oral. This Agreement may only be amended with the written consent of the parties hereto, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

            (g) No Waiver. The failure of the Company or GAP in any instance to exercise the Company Repurchase Right or GAP Purchase Right, as the case may be, granted hereunder shall not constitute a waiver of any other repurchase or purchase right that may subsequently arise under the provisions of this Agreement or any other agreement between the Company, the Purchaser and GAP. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

            (h) Counterparts. This Agreement may be executed in any number of counterparts and signature pages may be delivered by facsimile, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

            (i) Attorneys' Fees. In the event that any dispute among the parties under or with respect to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                              BPO-US, INC.


                                              By: /s/ JAMES MADDEN
                                                  ------------------------------
                                                  Name: James Madden
                                                       -------------------------
                                                  Title:
                                                         -----------------------


                                     Address:
                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------

                                              PURCHASER

                                              /s/ JAMES MADDEN
                                              ----------------------------------
                                              JAMES MADDEN

                                     Address:
                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------


                                              GENERAL ATLANTIC PARTNERS, LLC.


                                              By: /s/ THOMAS J. MURPHY
                                                  ------------------------------
                                                  Name: Thomas J. Murphy
                                                       -------------------------
                                                  Title:
                                                         -----------------------

                                     Address:
                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------

                                    EXHIBIT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


         FOR VALUE RECEIVED, I, _________________, hereby sell, assign and transfer unto _______________________ (__________) shares of the Common Stock of BPO-US, INC. standing in my name on the books of said corporation represented by Certificate No. ___ herewith and do hereby irrevocably constitute and appoint ___________________ to transfer said stock on the books of the within-named corporation with full power of substitution in the premises.

Dated: __________________, 19__.


                                             Signature:


                                             -----------------------------------


         This Assignment Separate from Certificate was executed in conjunction with the terms of a Founder Stock Purchase Agreement between the above assignor and BPO-US, INC. dated April 1, 1999 and shall not be used in any manner except as provided in such Founder Stock Purchase Agreement .

                       ELECTION PURSUANT TO SECTION 83(b)
                          OF THE INTERNAL REVENUE CODE

         This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

         (1) The person who performed the services is:

             Name:
                   -----------------------------------------
             Address:
                      --------------------------------------

                      --------------------------------------

             Taxpayer Ident. No.:
                                  --------------------------
             Taxable Year: Calendar Year 1999

         (2) The property with respect to which the election is being made is __________ shares of the Common Stock of BPO-US, Inc.

         (3) The property was issued on April 10, 1999.

         (4) The property is subject to a repurchase right pursuant to which the issuer has the right to repurchase the property at the original purchase price if for any reason the shareholder's employment with the issuer is terminated. The issuer's repurchase right lapses in a series of installments ending on ____________, 200_.

         (5) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $.____ per share.

         (6) The amount paid for such property is $.____per share.

         (7) A copy of this statement was furnished to BPO-US, Inc., for whom Purchaser rendered the service underlying the transfer of property.


                                                 -------------------------------
                                                 Purchaser


                                                 -------------------------------
                                                 Spouse (if any)

Dated:_________________